                                                                    Exhibit 12.1




AMERICAN SPECTRUM REALTY, INC.
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                MAX                  MIN
                                         ----------------      -------------
                                             12/31/00             12/31/00
                                         ----------------      -------------
Fixed charges -- interest                         15,020             12,860

Earnings:
  Net loss                                       (12,169)            (8,087)
  Add:         Extraordinary item                 (1,907)            (1,861)
               Fixed charges                      15,020             12,860
  Less:        Minority interest                  (2,163)            (4,887)
                                         ----------------      -------------
                                                  (1,218)            (1,975)
                                         ================      =============

Ratio                                              -0.08              -0.15
                                         ================      =============

Deficiency                                       (16,238)           (14,835)
                                         ================      =============